                                                                    EXHIBIT 99.1


                           [PULASKI FINANCIAL CORP.]


FOR IMMEDIATE RELEASE

       PULASKI FINANCIAL REPORTS RECORD Q4, FISCAL 2004 RESULTS

       o        FOURTH-QUARTER EPS UP 13% TO $0.27 FROM $0.24
       o        FULL-YEAR NET INCOME INCREASES TO $5.9 MILLION FROM $5.8 MILLION
       o        LOAN PORTFOLIO UP MORE THAN 83% TO $516 MILLION
       o        TOTAL ASSETS CLIMB 58.8% TO $637.3 MILLION
       o        DEPOSITS INCREASE 29.7% TO $406.8 MILLION


ST. LOUIS, OCTOBER 27, 2004--Pulaski Financial Corp. (Nasdaq: PULB) today reported fourth-quarter net income increased 13 percent to $1.6 million, or $0.27 per diluted share, from $1.4 million, or $0.24 per diluted share a year earlier. Net income for the year ended September 30, 2004, reached a record $5.9 million, or $1.01 per diluted share, from $5.8 million, or $1.01 per diluted share, in the prior year.

"Fiscal 2004 was a highly successful, growth-oriented year as we undertook the transition from 2003's mortgage refinance boom to build a more balanced community bank," said William A. Donius, chairman and chief executive officer. "We are benefiting from a carefully planned, risk-averse growth strategy for our core business as well as for our new commercial division and title operations. During the year, our total assets increased nearly 59 percent to $637.3 million, fueled by growth in the loan portfolio of $235.3 million."

"In addition, deposits increased nearly 30 percent to $406.8 million, including a 25 percent increase in low-cost core deposits," Donius said. "As a result, fiscal 2004 net income exceeded the record results of 2003 despite a 46 percent decrease in mortgage revenue compared with last year's period of unprecedented mortgage refinancing."

A $736,000 gain on sale of securities in fiscal 2004 contributed to the increased earnings.

COMMERCIAL DIVISION EXCEEDS EXPECTATIONS

"The newly formed commercial division--which we meticulously planned, structured and staffed to assure us of building a high-quality commercial loan portfolio--was a major contributor to our success this past year," Donius said. "At the beginning of the year, we set a goal for the commercial division to grow its loan portfolio to $100 million in three years from a starting point of only about $15 million. By September, the division had already exceeded that level and, in fact, accounted for 38 percent of the growth in the loan portfolio--$88.8 million--and took in more than $32 million in deposits, more than a third of the company's growth in deposits."

MORTGAGE CLOSINGS, FEE INCOME KEY TO STRONG RESULTS

Donius noted the mortgage and retail banking divisions also turned in strong performances that contributed to solid earnings during the year.

"We have more than 40 of the best loan officers in St. Louis and Kansas City who have excellent relationships with our referral sources in the purchase portion of the residential real estate market. " Donius said. "Despite a steep decrease in refinancing, they generated $4.6 million in mortgage revenues on $869.5 million of loan originations. In addition to growing its portfolio by $68 million, the mortgage division continues to lead the effort in cross-selling other products, such as the home equity lines of credit and title company services. The new title company, operating solely during the fourth quarter, generated $134,000 in revenue, and we anticipate similar quarterly results in fiscal 2005."

'EXCEPTIONAL' SUCCESS IN OBTAINING HOME EQUITY LINES

"During fiscal 2004, we also had exceptional success executing our strategy to close a home equity line with each new mortgage customer," Donius said. "Home equity balances increased 78 percent to $158 million, and that product remains one of the best performing on our balance sheet. We are already seeing the benefits of the rising interest rate environment as rates adjusts monthly in this portfolio."

RETAIL BANKING GROWTH CONTINUES

The bank also reported the 25 percent increase in core deposits--to $165 million--contributed to a 27 percent increase in retail banking revenues, to $2.4 million from $1.9 million.

"We continue to focus on winning over core checking account and money market relationships," Donius said. "With each passing year, we are developing an increasingly enhanced retail banking infrastructure. We could have opened additional bank locations faster if we were not concerned about the impact on current period earnings."

EXPECT 'STRONG DOUBLE-DIGIT' EARNINGS GROWTH

Donius added that he sees plenty of room for growth in originating mortgages for home purchases. He noted that Pulaski is the leading residential mortgage originator for home purchases in the St. Louis area and already among the top five in Kansas City, where Pulaski opened a lending office just two years ago. Both markets are highly fragmented, and Donius said the bank could make substantial gains by capturing additional market share, a strategy it supports with a strong recruiting program.

"We expect continued substantial growth in our portfolio, both in residential mortgage and commercial loans," Donius said. "Our eighth full-service facility, scheduled to open in Chesterfield in the St. Louis area in early 2005, will provide additional support for our growth efforts. In addition, we are considering another private placement of trust preferred securities to further bolster our capital and contribute to earnings growth.

"Overall, we expect strong double-digit earnings growth in fiscal 2005."

CONFERENCE CALL TODAY

Management will host a teleconference and simultaneous webcast today beginning at 11 a.m. EDT to further discuss the results.

Participants in the conference call may dial 201-689-8359 a few minutes before start time. The call also will be available for replay through November 10, 2004, at 201-612-7415, account number 3055 and conference I.D. 122161.

The webcast can be accessed at
http://www.viavid.net/detailpage.aspx?sid=00001FC1 and will be archived for
--------------------------------------------------
three months.

Pulaski Financial Corp., operating in its 83rd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and
   ----------------------
comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

FOR ADDITIONAL INFORMATION CONTACT:
William A. Donius, President & CEO                Karl Plath or Brien Gately
Pulaski Financial Corp.                           The Investor Relations Company
(314) 878-2210 Ext. 3610                          (847) 296-4200

                            PULASKI FINANCIAL CORP.
                   UNAUDITED CONSOLIDATED FINANCIAL HIGHLIGHTS

    SELECTED BALANCE SHEET DATA:                 At Sept 30,       At Sept 30,
    (in thousands except per share data)            2004              2003
                                                -------------     --------------
    Total assets                                  $637,278          $401,403
    Loans receivable                               516,047           280,760
    Allowance for loan losses                        5,463             3,866
    Loans held for sale, net                        49,152            61,124
    Investment securities                           13,701             8,162
    FHLB stock                                       7,538             3,880
    Mortgage-backed & related securities             6,574             8,862
    Cash and cash equivalents                       19,581            18,656
    Deposits                                       406,799           313,607
    FHLB advances                                  154,600            31,500
    Subordinated debt                                9,279                 -
    Stockholders' equity                            40,674            36,383
    Book value per share                              7.47              6.70

    Asset Quality Ratios:
    Nonperforming loans as a percent of
     total loans                                     0.76%             1.24%
    Nonperforming assets as a percent of
     total assets                                    0.84%             1.07%
    Allowance for loan losses as a percent of
     total loans                                     0.99%             1.13%
    Allowance for loan losses as a percent of
     loans receivable                                1.08%             1.38%
    Allowance for loan losses as a percent of
     nonperforming loans                           130.63%            91.31%



                                                        Three months              Twelve months
    SELECTED OPERATING DATA:                           ended Sept 30,             ended Sept 30,
    (in thousands except share data)                 2004          2003          2004          2003
                                                 -----------   -----------   -----------   ----------
    Interest income                              $    7,254    $    5,311    $   23,832    $   21,215
    Interest expense                                  2,464         1,726         7,806         7,739
                                                 -----------   -----------   -----------   ----------
    Net interest income                               4,790         3,585        16,026        13,476
    Provision for loan losses                           704           406         1,934         1,487
                                                 -----------   -----------   -----------   ----------
    Net interest income after
     provision for loan losses                        4,086         3,179        14,092        11,989

    Retail banking fees                                 674           497         2,389         1,879
    Mortgage revenues                                 1,210         2,338         4,589         8,524
    Insurance commissions                                84            52           334           200
    Gain on sale of securities                            -             -           736            74
    Income from title company operations                120             -           134             -
    Other                                               211           210           778           939
                                                 -----------   -----------   -----------   ----------
       Total non-interest income                      2,299         3,097         8,960        11,616

    Compensation expense                              1,892         1,887         6,475         6,881
    Other                                             1,983         1,888         7,240         7,096
                                                 -----------   -----------   -----------   ----------
       Total non-interest expense                     3,875         3,775        13,715        13,977

    Income before income taxes                        2,510         2,501         9,337         9,628
    Income taxes                                        947         1,132         3,485         3,860
                                                 -----------   -----------   -----------   ----------
    Net income                                   $    1,563    $    1,369    $    5,852    $    5,768
                                                 ===========   ===========   ===========   ==========
    SHARE DATA
    Weighted average shares outstanding-basic     5,439,320     5,419,947     5,397,356     5,381,713
    Weighted average shares outstanding-diluted   5,794,615     5,810,352     5,796,669     5,718,612
    EPS-basic                                    $     0.29    $     0.25    $     1.09    $     1.07
    EPS-diluted                                  $     0.27    $     0.24    $     1.01    $     1.01
    Dividends                                    $     0.09    $     0.06    $     0.30    $     0.21

    Performance Ratios:
    Return on average assets                           1.05%         1.23%         1.18%         1.38%
    Return on average equity                          16.44%        15.36%        15.31%        16.35%
    Interest rate spread                               3.34%         3.43%         3.37%         3.34%
    Net interest margin                                3.44%         3.53%         3.47%         3.48%